EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD TRUST ANNOUNCES CORPORATE
GOVERNANCE ENHANCEMENTS
Committed to Maintaining Corporate Governance Policies and Practices at Ashford Trust and Ashford Inc. that Best Serve Interests of Company and Shareholders
DALLAS, October 27, 2014 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced that its Board of Directors has taken a series of actions, in response to the Board’s on-going dialogue with Company shareholders, which are meant to enhance the Company’s corporate governance practices as well as the corporate governance practices for the spin-off entity Ashford Inc.
“Ashford Trust is committed to maintaining corporate governance policies and practices that best serve the interests of the Company and our shareholders,” said Monty J. Bennett, Ashford Trust’s Chairman and Chief Executive Officer. “Responding to feedback from our shareholders, we determined to amend our corporate governance policies and practices so that the Company is firmly aligned with the interests of its shareholders.”
The following corporate governance enhancements for Ashford Trust were unanimously approved by the Board of Directors, and include:

•	Amendments to the Company’s bylaws, consistent with the proposal previously approved by shareholders at the Company’s 2014 annual shareholder meeting, providing for a majority voting standard in the election of directors in uncontested elections, subject to approval of a similar amendment to the Company’s charter at the 2015 annual shareholder meeting;

•	Amendments to the Company’s bylaws to permit shareholders to amend the bylaws; and

•
Amendments to the Company’s bylaws to reduce the threshold to call a special meeting of shareholders from 50 percent to 35 percent of the outstanding common stock, following the Company’s 2015 annual shareholder meeting.

In addition, the Board of Directors unanimously approved plans for corporate governance enhancements for Ashford Inc., which enhancements would be instituted in connection with the previously announced spin-off of Ashford Trust’s asset management business, including:

•	Amendments to the bylaws of Ashford Inc., providing Ashford Inc. shareholders the right to call a special meeting;

•	A plan to provide Ashford Inc. shareholders the opportunity to vote to declassify the Board at Ashford Inc.’s first annual meeting;

•	A plan to permit Ashford Inc.’s directors up for annual election to be removed with or without cause, if shareholders vote to declassify the Board; and

•	A plan to provide Ashford Inc. shareholders the opportunity to provide an advisory non-binding vote on executive compensation every three years.
“Since Ashford Inc. will be a small cap company post spin, the Board considered the likely volatility in the trading of Ashford Inc. stock and the potential for large share accumulations,” added Mr. Bennett. “The Board is committed to protecting the Ashford Inc. franchise and the interests of all shareholders during this initial period as a newly public company.”
Additional information concerning Ashford Trust’s corporate governance guidelines, including the enhancements announced today, will be available on the Company’s website and in a Form 8-K to be filed with the Securities and Exchange Commission.
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States.

Important Additional Information:
Ashford, its directors and certain of its officers and employees are participants in solicitations of Ashford stockholders. Information regarding the names of Ashford’s directors and executive officers and their respective interests in Ashford by security holdings or otherwise is set forth in Ashford’s preliminary revocation statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 24, 2014, the Company’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on April 14, 2014, as supplemented by the proxy information filed with the SEC on May 5, 2014. Additional information can be found in Ashford’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 3, 2014, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 12, 2014 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 11, 2014. To the extent holdings of Ashford’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication is not a substitute for any proxy statement, solicitation statement, registration statement, prospectus or other document Ashford may file with the SEC. STOCKHOLDERS ARE ENCOURAGED TO READ ANY ASFHORD PROXY STATEMENT, SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ASHFORD MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any solicitation statement and any other documents filed by Ashford with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Ashford’s website at www.ahtreit.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and are based on current expectations as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Ashford’s control. Ashford expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risks can be found in press releases issued by Ashford, as well as Ashford’s public filings with the SEC, including the discussion under the heading “Risk Factors” in Ashford’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Ashford’s press releases and filings with the SEC, are available at www.ahtreit.com or you can contact the Ashford Investor Relations Department at 972-778-9487.

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